UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Rayonier Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	13-2607329

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
50 North Laura St.
Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)
Rayonier 1994 Incentive Stock Plan

(Full Title of the Plan)
Joshua H. DeRienzis, Esq.
Senior Counsel and Corporate Secretary,
Rayonier Inc.
50 North Laura St.
Jacksonville, FL 32202

(Name and Address of Agent For Service)
(904) 357-9100

(Telephone Number, Including Area Code, of Agent for Service)

Copy to Martin L. Budd, Esq.
Day, Berry & Howard LLP
One Canterbury Green
Stamford, Connecticut 06901
(203) 977-7300
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title Of Securities	Amount To Be	Maximum Offering	Aggregate	Amount Of
To Be Registered	Registered (1)	Price Per Share	Offering Price	Registration Fee (2)
Common Stock	1,200,000 shares	$ 52.77	$ 63,324,000.00	$7,453.23

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.
(2) The price per share for the shares registered hereby is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock of the Registrant, as reported on the New York Stock Exchange on October 14, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1	Plan Information

Omitted.

Item 2	Registrant Information and Employee Plan Annual Information

Omitted.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Rayonier 1994 Incentive Stock Plan
          This Registration Statement on Form S-8 is filed for the purpose of registering 1,200,000 shares of common stock (the “Common Stock”) of Rayonier Inc. (the “Registrant”) issued pursuant to the Registrant’s 1994 Incentive Stock Plan. 4,500,000 shares of Common Stock were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 1, 1994 (File No. 33-52445).
          The contents of File No. 33-52445 and any post-effective amendments thereto are incorporated herein by reference and made a part hereof.
Item 3 Incorporation of Documents by Reference
          The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
          (a) The Registrant’s Registration Statement on Form S-8, File Number 33-52445, filed with the Commission on March 1, 1994.
          (b) The Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2005 (File No. 001-06780).
          (c) The Registrant’s Quarterly Reports on Form 10-Q and amendments thereto for the quarters ended March 31, 2005 and June 30, 2005.
          (d) The Registrant’s Current Reports on Form 8-K and amendments thereto filed with the Commission on January 25, 2005, February 25, 2005, April 26, 2005, May 9, 2005, May 24, 2005, May 25, 2005, July 20, 2005, July 26, 2005, August 1, 2005, September 1, 2005, September 15, 2005 and October 4, 2005, provided, however, that information that is deemed furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) shall not be deemed incorporated by reference.
          (e) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, registering the shares of Common Stock under the Exchange Act, and all amendments thereto.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8 Exhibits
          The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.	Description

5	Opinion of Michael R. Herman, Vice President and General Counsel of the Registrant, as to the legality of the securities registered hereby, including consent of such counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Michael R. Herman, Vice President and General Counsel of the Registrant (See Exhibit 5).

24.1	Power of Attorney (on signature page).
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 21, 2005.

Rayonier Inc.

By:	/s/ W. Lee Nutter

Name:	W. Lee Nutter
Title:	Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
          Each person whose signature to this Registration Statement appears below hereby constitutes and appoints W. Lee Nutter and Michael R. Herman, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Lee Nutter	Chairman, President and Chief Executive Officer	October 21, 2005
W. Lee Nutter

Signature	Title	Date
/s/ Gerald J. Pollack	Senior Vice President and Chief Financial Officer	October 21, 2005
Gerald J. Pollack

/s/ Hans E. Vanden Noort	Senior Vice President and Chief Accounting Officer	October 21, 2005
Hans E. Vanden Noort

/s/ Rand V. Araskog	Director	October 21, 2005
Rand V. Araskog

/s/ Ronald M. Gross	Director	October 21, 2005
Ronald M. Gross

/s/ James H. Hance	Director	October 21, 2005
James H. Hance

/s/ Richard D. Kincaid	Director	October 21, 2005
Richard D. Kinkaid

/s/ Paul G. Kirk	Director	October 21, 2005
Paul G. Kirk

/s/ Thomas I. Morgan	Director	October 21, 2005
Thomas I. Morgan

/s/ Katherine D. Ortega	Director	October 21, 2005
Katherine D. Ortega

/s/ Carl S. Sloane	Director	October 21, 2005
Carl S. Sloane

/s/ Ronald Townsend	Director	October 21, 2005
Ronald Townsend

INDEX OF EXHIBITS

Exhibit
Number	Description of Exhibits

5	Opinion of Michael R. Herman, Vice President and General Counsel of the Registrant, as to the legality of the securities registered hereby, including consent of such counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Michael R. Herman, Vice President and General Counsel of the Registrant (See Exhibit 5).

24.1	Power of Attorney (on signature page).